Indoor Harvest Corp 8-K

Exhibit 10.1

AMENDMENT #2

TO THE $550,000 PROMISSORY NOTE DATED JANUARY 16, 2018

The parties agree that the $550,000 Fixed Convertible Promissory Note (the “Note”) by and between Indoor Harvest Corp. (the “Borrower”) and Tangiers Global, LLC (the “Lender”) is hereby amended as follows:

1.	Payment. The Lender shall make a payment to the Borrower of $132,000 of Consideration ($120,000 in cash and $12,000 in an OID) under the Note on or before April 17, 2018.

2.

Use of Proceeds. The Company covenants that it will within, 2 month(s) of the Effective Date of this Consideration, it shall use approximately $120,000 of the proceeds in the manner set forth below (the “Use of Proceeds”):

Pay audit fees for FY 2017 annual audit (10K) $27,000, estimated attorney fees of $24,000 and 2 months estimated G&A expenses of $68,000.

3.	Independent Transactions. The Borrower understands and agrees that the Note sets forth the terms for a series of independent transactions in which the Lender may elect to make a payment of Consideration to the Borrower with each payment of Consideration creating a separate obligation of the Borrower to the Lender with the terms set forth in the Note. Accordingly, the Maturity Date of each payment of Consideration, and the repayment terms for each payment of Consideration, are as set forth in the Note.

4.	The Borrower confirms that it has not undertaken any capital raise, whether through debt or equity, with any other party since the Effective Date of the Note.

ALL OTHER TERMS AND CONDITIONS OF THE NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated April 17, 2018 by signing below:

/s/ Annette Knebel		/s/ Justin Ederle
Indoor Harvest Corp.		Tangiers Global, LLC

By:	Annette Knebel	By:	Justin Ederle
Its:	Chief Financial Officer	Its:	Managing Member